Exhibit 99.1

Tvia Reports Fourth Quarter and Fiscal 2005 Financial Results

          SANTA CLARA, Calif., May 17 /PRNewswire-FirstCall/ -- Tvia, Inc. (Nasdaq: TVIA), a leading provider of display processors for the digital and interactive TV market, announced today financial results for the fourth quarter and fiscal year ended March 31, 2005.

          Revenue for the fourth quarter of fiscal 2005, ended March 31, 2005, was $1,047,000, compared to $481,000 for the quarter ended March 31, 2004.

          For the twelve months ended March 31, 2005, revenues were $3,281,000, as compared to $2,309,000 in the comparable period ending March 31, 2004.

          Net loss for the quarter ended March 31, 2005 was $2,935,000, or $0.13 per share compared to the net loss for the comparable quarter ending March 31, 2004 of $1,496,000 or $0.07 per share.  Net loss for the twelve months ended March 31, 2005 was $7,638,000, or $0.33 per share compared to the net income for the comparable period ending March 31, 2004 of $936,000, or $0.04 per share on a diluted basis.  Included in the twelve-month net income figure for the fiscal year 2004 of $936,000 is the pre-tax gain on the sale of the software business unit for $9,075,000 or $0.38 per share on a diluted basis.

          The operating loss for the quarter ended March 31, 2005 was $3,025,000, compared to an operating loss of $1,565,000 for the quarter ended March 31, 2004.  The operating loss for the twelve months ended March 31, 2005 was $8,031,000, compared to an operating loss of $8,504,000, in the comparable period ending March 31, 2004.

          In the 4Q05, we realized great progress on many fronts -- customer commitments, new products and new designs.

          With the addition of Ben Silva as VP of World wide sales in 3Q05, Diane Bjorkstrom as CFO in 3Q05, and Yves Faroudja, the founder of Faroudja Laboratories, as a Tvia director in 4Q05, we are positioned to meet our customers’ and investors’ expectations for products, revenue growth and profitability. The Tvia team is focused on meeting customers’ product requirements with complete functionality and quality with every product we introduce and ship world wide.

          We continue to focus on our financial and operations infrastructure to ensure compliance with the requirements of the Sarbanes Oxley Act, as well as meet the anticipated demand for our products.

          Last quarter we licensed NTSC & PAL Video decoder technology from Zoran with the expectation of introducing in FY 2006 an integrated product which will include all of our current technology in addition to Decoder, ADC and LVDS.

          We are excited about our product momentum and customers’ acceptance rate. It clearly shows the value of our products and services we provide. We at Tvia pride ourselves on delivering world class display technology, combined with world class system design and design support. We are dedicated to support the design and integration effort of all of our technology partners. Tvia provides all levels of support -- from email support, to complete turnkey TV system designs.

          We continue to conserve our cash to ensure that we have sufficient resources available to accomplish our vision to become a DTV leader, increase revenue, achieve profitability and acquire technology needed in our pursuit of the DTV market.

          Management will host a conference call at 2 p.m. Pacific Time on May 17, 2005 to discuss Tvia’s results for the quarter and fiscal year ended March 31, 2005.   The live audio conference call will be accessible at URL: www.actioncast.acttel.com (event code is 28244), or by calling 303-262-2130, or toll-free at 1-800-219-6110.  After the event, a replay of this call will be available by dialing 303-590-3000 (access code 11027948#), or on Tvia’s website, www.tvia.com.

          ABOUT TVIA
          Tvia, Inc. is a fabless semiconductor company focused on designing and producing display processors for the digital and interactive TV market. The Company offers a family of flexible, high-quality display processors to TV manufacturers, creating next-generation digital LCD, HD, progressive-scan TVs and Interactive Set Top Boxes. Tvia provides customers with the foundation for building the most cost-effective TVs and STBs on the market.

          Tvia provides customers the foundation for building the most cost-effective display solutions and at the same time raises the bar by enhancing the viewer experience through simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays.  More information about Tvia is available at www.tvia.com.

          Information in this release that involves Tvia’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this press release include statements as to Tvia’s focus, strategy and progress, Tvia’s development of new products, the features and benefits of Tvia’s products, and product acceptance and introduction by customers.  All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements.  These statements are not guarantees of future performance, and actual results could differ materially from our current expectations.  Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 filed on June 22, 2004, and Form 10-Q for the quarter ended December 31, 2004 filed on February 14, 2005, with the Securities and Exchange Commission (“SEC”), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the interactive television market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.

TVIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
UNAUDITED

	MARCH 31, 2005	MARCH 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$4,078	$3,259
Short term investments	17,664	23,947
Accounts receivable, net	792	295
Inventories	598	602
Other current assets and prepaid expenses	881	1,241
Total current assets	24,013	29,344
Property and Equipment, net	1,088	1,947
Other Assets	386	112
Total assets	$25,487	$31,403
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$302	$201
Accrued liabilities and other	1,738	657
Short-term portion of capital leases	—	486
Short-term notes payable	460	—
Total current liabilities	2,500	1,344
Long-term Liabilities	345	—
	2,845	1,344
Total stockholders’ equity	22,642	30,059
Total liabilities and stockholders’ equity	$25,487	$31,403

TVIA, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
UNAUDITED

	THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED MARCH 31,

	2005	2004	2005	2004

Revenues	$1,047	$481	$3,281	$2,309
Cost of revenues	554	267	1,785	1,323
Gross profit	493	214	1,496	986
Operating expenses:
Research and development	2,113	1,107	5,829	6,823
Sales, general and administrative	1,405	672	3,698	2,667
Total operating expenses	3,518	1,779	9,527	9,490
Operating loss	(3,025)	(1,565)	(8,031)	(8,504)
Interest income	95	94	398	390
Gain on sale of software business	—	—	—	9,075
Provision for income taxes	(5)	(25)	(5)	(25)
Net income (loss)	$(2,935)	$(1,496)	$(7,638)	$936
Basic and diluted net income (loss) per share	$(0.13)	$(0.07)	$(0.33)	$0.04
Diluted net income (loss) per share	$(0.13)	$(0.07)	$(0.33)	$0.04
Shares used in computing:
Basic net income (loss)	23,051	22,500	22,827	22,323
Diluted net income (loss)	23,051	22,500	22,827	23,982

SOURCE  Tvia, Inc.
          -0-                              05/17/2005
          /CONTACT:  Diane Bjorkstrom, Chief Financial Officer of Tvia, Inc., +1-408-982-8593, or diane@tvia.com/
          /Photo:  http://www.newscom.com/cgi-bin/prnh/20050419/SFTU130LOGO
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                       /Web site:  http://www.tvia.com /